Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [* * *] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

LINE INSTALLATION AGREEMENT

This LINE INSTALLATION AGREEMENT (together with the schedules attached hereto, this “Agreement”) is entered into effective as of January 10, 2024 (the “Effective Date”) and is among Solid Power Korea Co., Ltd., a Company incorporated under the laws of Republic of Korea and having its registered office at Spaces Gran Seoul, 7th Floor, Tower l , 33 Jong-ro, Jongno-gu, Seoul, 03159, the Republic of Korea (“Solid Power Korea”), SK On Co., Ltd., a Company incorporated under the laws of Republic of Korea and having its registered office at 51 Jongro, Jongno-gu, Seoul 03188 Republic of Korea (“SK On,” and together with Solid Power Korea, the “Parties”), and, for the limited purposes of Section 12.16, Solid Power, Inc., a Delaware corporation, having its principal business address of 486 S. Pierce Ave., Suite E, Louisville, Colorado 80027 USA (“Parent”).

BACKGROUND

A.                  Solid Power Operating, Inc. (“Solid Power”) is developing and/or acquiring technology relating to all-solid-state battery cells having a sulfide-based solid electrolyte.

B.                  SK On is developing and securing technology in the field of lithium-ion batteries including electrode powders, electrode coatings, electrolyte compositions, battery assembly, battery formation, and battery cycling and sells batteries to third-parties, including original equipment manufacturers in the automotive market.

C.                  SK On desires (i) to have Solid Power Korea install a pilot production line at SK On’s facilities in Daejeon, Republic of Korea (the “SK On Line” and such facilities, “SK On’s Facility”) based on Solid Power’s pilot cell production line in Louisville, Colorado (the “Solid Power EV Line”), (ii) to have access to Solid Power Know-How (as defined in the R&D License Agreement) necessary to operate the SK On Line to produce cells with the same level of productivity and cell performance as the Solid Power EV Line, and (iii) to procure Material from Solid Power to be used in the SK On Line (i, ii, and iii collectively, the “Project”); and

D.                  In connection with the Project, SK On and Solid Power have executed an Electrolyte Supply Agreement (the “Electrolyte Supply Agreement”) and a Research and Development Technology License Agreement (the “R&D License Agreement”).

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS

1.01           Definitions.

(a)               “Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person.

(b)               “Agreement” has the meaning set forth in the introductory paragraph.

(c)                “Business Day” means a day other than Saturday, Sunday, or any day on which the Federal Reserve Bank of New York is closed or the Bank of Korea is closed.

(d)               “Change Order” has the meaning set forth in Section 9.01(c).

(e)               “Change Request” has the meaning set forth in Section 9.01(a).

(f)                 “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, or as a trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, or otherwise.

(g)               “Documents” has the meaning set forth in Section 4.01(a).

(h)               “EAR” has the meaning set forth in Section 12.15(a).

(i)                 “Effective Date” has the meaning set forth in the introductory paragraph.

(j)                 “EI” has the meaning set forth in Section 12.15(c).

(k)               “Electrolyte Supply Agreement” has the meaning set forth in the recitals.

(l)                 “Equipment” has the meaning set forth in Section 4.01.

(m)             “FAT” has the meaning set forth in Section 4.03(a).

(n)               “Final Design Specifications” has the meaning set forth in Section 3.01.

(o)               “Force Majeure Event” has the meaning set forth in Section 12.02(a).

(p)               “Guarantees” means the Cell Performance Guarantee and the Validation Performance Metrics, each as defined in the R&D License Agreement.

(q)               “Installer” means one or more entities selected by Solid Power Korea to install the SK On Line pursuant to this Agreement.

(r)                 “Intellectual Property” means all or any of the following throughout the world: (i) patents, patent applications (including originals, divisions, continuations, continuations-in-part, extensions, reexaminations, and reissues thereof), patent disclosures, inventions, and invention disclosures (whether or not patentable), (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, and slogans (and all translations, transliterations, adaptations, derivations, and combinations of the foregoing) and Internet domain names, and franchises, together with all goodwill associated with each of the foregoing, (iii) copyrights and copyrightable works, (iv) registrations and applications for any of the foregoing, (v) trade secrets, customer lists, data and customer records, reports, software development methodologies, source code, technical information, proprietary business information, process technology, plans, drawings, blue prints, know-how and inventions (whether patentable or unpatentable and whether or not reduced to practice, (vi) all rights of publicity, including the right to use the name, voice, likeness, signature, and biographies of real persons, together with all goodwill related thereto, and (vii) all other intellectual or proprietary rights.

(s)                “Material” means Solid Power’s proprietary sulfide-based solid electrolyte.

(t)                “Milestone” has the meaning set forth in Section 6.01.

(u)               “Original Warranty Period” has the meaning set forth in Section 5.03.

(v)               “Parent” has the meaning set forth in the recitals.

(w)             “Parties” has the meaning set forth in the introductory paragraph.

(x)               “Preliminary Design Specifications” has the meaning set forth in Section 3.01.

(y)               “Preliminary Equipment List” has the meaning set forth in Section 3.01.

(z)                “Price” has the meaning set forth in Section 6.01.

(aa)           “Project” has the meaning set forth in the recitals.

(bb)           “R&D License Agreement” has the meaning set forth in the recitals.

(cc)            “Rules” has the meaning set forth in Section 12.07.

(dd)           “SAT” has the meaning set forth in Section 4.03(b).

(ee)            “SK On” has the meaning set forth in the introductory paragraph.

(ff)              “SK On’s Facility” has the meaning set forth in the recitals.

(gg)           “SK On Line” has the meaning set forth in the recitals.

(hh)           “Solid Power” has the meaning set forth in the recitals.

(ii)               “Solid Power Korea” has the meaning set forth in the introductory paragraph.

(jj)               “Solid Power EV Line” has the meaning set forth in the recitals.

(kk)            “Statement of Work” has the meaning set forth in Section 2.01.

(ll)               “Supplier” has the meaning set forth in Section 4.01.

(mm)           “Timeline” has the meaning set forth in Section 3.02.

(nn)             “Term” has the meaning set forth in Section 2.02.

(oo)              “Total Liquidity” means (i) total current assets plus (ii) long-term investments minus (iii) total current liabilities, as reflected on the consolidated balance sheet of Parent in its quarterly or annual reports filed with the Securities and Exchange Commission.

1.02           Interpretation. The words “include” and “including” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. Any capitalized term used in any Schedule but not otherwise defined therein will have the meaning given to such term in this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The words “herein,” “hereto,” “hereunder” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. When a reference is made in this Agreement to an Article, Section, or Schedule, such reference is to an Article or Section of, or an Schedule to, this Agreement unless otherwise indicated. Any reference herein to “dollars” or “$” shall mean United States dollars. The term “or” is not exclusive.

Article II
SCOPE

2.01           SK On Line. Solid Power Korea will provide design, purchasing, and installation services for the SK On Line, as detailed in this Agreement and the Statement of Work attached as Schedule 1 (the “Statement of Work”).

2.02           Term. This Agreement shall be effective commencing on the Effective Date and will continue until it is terminated pursuant to Section 4.03(c), unless earlier terminated pursuant to Section 2.03 (the “Term”).

2.03           Default. This Agreement may be terminated:

(a)               By SK On, if Solid Power Korea materially breaches any term of this Agreement, or Solid Power materially breaches any term of the Electrolyte Supply Agreement or the R&D License Agreement, and Solid Power Korea or Solid Power, as applicable, fails to cure such breach within 60 days, or 30 days in the case of the Electrolyte Supply Agreement or R&D License Agreement, after receipt of written notice from SK On requesting such breach be cured.

(b)               By Solid Power Korea, if SK On materially breaches any term of this Agreement, the Electrolyte Supply Agreement, or the R&D License Agreement and SK On fails to cure such breach within 30 days after receipt of written notice from Solid Power Korea or Solid Power, as applicable, requesting such breach be cured.

2.04           Survival. The expiration or prior termination of this Agreement for whatever reason will not affect the accrued rights of either Party arising under this Agreement or the rights under Article VII, Article X, Article XI, and Article XII, and all defined terms required to interpret those Articles and Sections, which will survive such expiration or termination.

Article III
PROJECT DESIGN AND TIMING

3.01           Design Acceptance. A preliminary list of equipment for the SK On Line is attached to this Agreement as Schedule 2 (“Preliminary Equipment List”), and Solid Power will provide SK On with a preliminary design of the SK On Line [* * *] (together with the Preliminary Equipment List, the “Preliminary Design Specifications”). The Parties will work together in good faith to approve a final design for the SK On Line in accordance with the terms set forth in the R&D License Agreement, which shall include performance benchmarks for the Equipment and SK On Line. Once the final design is approved by both Parties, it will be added as Schedule 3 to this Agreement (the “Final Design Specifications”).

3.02           Project Timing. The Parties agree that the target date for the equipment to be delivered to SK On’s Facility shall be [* * *]. Once the Parties have approved the Final Design Specifications, the Parties will work together in good faith to approve a finalized timeline for completing the installation of the SK On Line, based on the above target date for delivery and according to the terms of this Agreement, which, once approved by both Parties, will be added as Schedule 4 to this Agreement (the “Timeline”).

Article IV
LINE DESIGN AND INSTALLATION

4.01           Equipment Procurement. Once the Parties have reached agreement on the Final Design Specifications and the Timeline, Solid Power Korea shall be responsible to contract, or to have the Installer contract, with individual vendors (each, a “Supplier”) to procure all component parts, machinery, and equipment necessary to assemble and install the SK On Line at SK On’s Facility (collectively, the “Equipment”). Solid Power Korea and Installer may select Suppliers in their sole discretion, provided that SK On shall be included in the Supplier selection process solely for the purpose of confirming that there are no pre-existing conflicts or other reasons which prevent SK On from working with a particular Supplier. If SK On rejects any Supplier and such rejection results in an increase to the Price or a delay in the Timeline, the Parties shall execute a Change Order to reflect such increase to the Price or delay in the Timeline, as applicable.

(a)               Documentation. All Equipment shall be supplied with designs, drawings, specifications, operation and maintenance manuals (“Documents”) sufficient for SK On to maintain, disassemble, reassemble, and adjust parts of the Equipment as necessary during use. Such documents may be in English or Korean.

4.02           Customs and Importation. All customs, duties, and taxes in relation to the export of the Equipment imposed by the country of export shall be borne by Solid Power Korea, including any value added taxes (VAT). All customs, duties, and taxes in relation to the import of the Equipment imposed by the country of import shall be borne by SK On. If requested by Solid Power Korea, SK On shall serve as the importer of record for the Equipment and for any materials needed to complete FAT or SAT, or any portion thereof. The Parties shall cooperate with each other to ensure both Parties can receive any available tax benefits. Each Party will bear its own expenses other than the fees and taxes mentioned herein.

4.03          Installation. Solid Power Korea will subcontract with Installer in order to facilitate the installation of the SK On Line as follows:

(a)               Installer will confirm each piece of Equipment necessary for the SK On Line meets the Final Design Specifications (“FAT”). FAT shall be deemed complete upon mutual agreement of the Parties that the Equipment has achieved the required Final Design Specifications. Upon request, SK On may be present or send a representative to witness the FAT process.

(b)               Upon completion of FAT, Installer will transport and install the SK On Line at SK On’s Facility for confirmation that the SK On Line and each Equipment installed therein meets the Final Design Specifications (“SAT”) when installed at SK On’s facility. SAT shall be deemed complete upon mutual agreement of the Parties that the Final Design Specifications have been met.

(c)                Upon completion of SAT, Solid Power and SK On will undertake the validation activities contemplated by Section 5.03 of the R&D License Agreement and this Agreement will terminate.

4.04           Title. Title to the SK On Line shall pass from Solid Power Korea or Installer, as the case may be, to SK On upon completion of SAT.

4.05           SK On Responsibilities. Except as otherwise provided in the Statement of Work, SK On shall be responsible for all site requirements and associated facility and infrastructure costs for installation of the SK On Line at SK On’s Facility, including:

(a)               site preparation and access by Solid Power Korea and Installer to SK On’s Facility;

(b)               adequate staging and storage areas for Equipment as it is delivered to SK On’s Facility;

(c)                all utilities, including electric power, water, heat, network connectivity, and lights, needed for work required under this Agreement that is to be performed at SK On’s Facility;

(d)               any structural changes or improvements to SK On’s Facility;

(e)               all environmental controls and other regulatory approvals necessary for the safe handling, storage, and disposal of materials necessary for installation and operation of the SK On Line at SK On’s Facility

(f)                 all permits and other regulatory approvals necessary for installation and operation of the SK On Line at SK On’s Facility; and

(g)               any other requests made by Solid Power Korea or Installer necessary for the installation and operation of the SK On Line at SK On’s Facility.

4.06           Supervision. Solid Power Korea shall, or cause the Installer to, dispatch supervisors at its own expense to SK On’s Facility to supervise the work as provided hereunder and to render all related services in accordance with the requirements of the Statement of Work for the full duration of the installation services. Solid Power Korea shall submit to the SK On a dispatch schedule and personal resume of each supervisor one (1) month before the first dispatch, and provide a supervision plan which shall include, at least, the expected date of arrival, period of stay and supervising field of each supervisor to be dispatched. Solid Power Korea shall notify SK On in writing of the arrival of each supervisor ten (10) days before their scheduled arrival.

Article V
WARRANTY

5.01         Warranty. Solid Power Korea warrants that, upon completion of SAT:

(a)               the SK On Line shall conform to the Final Design Specifications; and

(b)               Solid Power Korea and Installer are providing good legal title to all Equipment utilized in the SK On Line [* * *].

5.02           Assignment of Supplier Warranties. To the extent permitted by law and contract, upon completion of SAT, Solid Power Korea shall transfer and assign, or shall cause Installer to transfer and assign, to SK On all Supplier warranties covering the Equipment.

5.03           Repair Warranties. When selecting and contracting Suppliers, Solid Power Korea shall ensure that the Equipment are subject to warranties against defects where the warranty period for defect corrections extend to no less than one (1) year from the date of SAT (“Original Warranty Period”). Such warranties shall also include the following conditions: (i) extended warranty periods of at least one (1) year following any repairs performed on defective Equipment during the Original Warranty Period; and (ii) step-in rights of the buyer to directly perform repairs and charge the Supplier upon failure to provide repair services following 30 days’ written notice to such Supplier.

5.04           No Other Warranties. SOLID POWER KOREA MAKES NO OTHER WARRANTY CONCERNING THE SK ON LINE, EXPRESS OR IMPLIED, AND HEREBY SPECIFICALLY DISCLAIMS ALL OTHER SUCH WARRANTIES. WITHOUT LIMITATION, SOLID POWER KOREA EXPRESSLY DISCLAIMS AND EXCLUDES ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY ARISING FROM USAGE OF TRADE OR COURSE OF DEALING.

Article VI
PRICE AND PAYMENT SCHEDULE

6.01           Price and Payment Schedule. The total price paid to Solid Power Korea under this Agreement shall be $22,330,236 (the “Price”), including any value added taxes (VAT) [* * *]

6.02           (Not used)

6.03           Invoicing. Solid Power Korea may invoice SK On upon achievement of each Milestone. All invoices shall be paid by telegraphic transfer, without setoff or deduction, net 30 days following SK On’s receipt of the applicable invoice [* * *]. Solid Power Korea shall not be obligated to purchase any Equipment or conduct any installation work if any undisputed invoice remains owing.

6.04           Disputes. SK On shall notify Solid Power Korea in writing of any dispute with any invoice or part of an invoice (along with a reasonably detailed description of the dispute) prior to the due date of the invoice. SK On will timely pay all undisputed amounts due under an invoice within the period set out in Section 6.03. The Parties will seek to resolve all disputes expeditiously and in good faith.

6.05           Other Charges. SK On shall bear and pay all banking charges and other expenses incurred inside Korea associated with payments made under this Agreement, and Solid Power Korea shall bear and pay all banking charges and other expenses incurred outside of Korea associated with payments made under this Agreement.

6.06           Security. [* * *]

Article VII
INTELLECTUAL PROPERTY AND CONFIDENTIALITY

Each Party hereby represents and warrants to the other Party as follows:

7.01           Intellectual Property Rights. The rights and licenses of the Parties concerning Intellectual Property shall be governed by, and subject to, the terms of the R&D License Agreement, the terms of which are incorporated by reference. Notwithstanding anything herein to the contrary, the Preliminary Design Specifications shall be Solid Power’s Background IP and the Final Design Specifications shall be Joint IP (as defined in the R&D License Agreement).

7.02           Confidentiality. The rights and obligations of the Parties concerning confidentiality shall be governed by, and subject to, the confidentiality clause contained in the R&D License Agreement. The terms of this Agreement shall be treated as Confidential Information (as defined in the R&D License Agreement).

7.03           Non-Solicitation. [* * *]

Article VIII
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each Party hereby represents and warrants to the other Party as follows:

8.01           Power and Authority. This Agreement and the documents referred to herein have been duly executed and delivered by such Party and are legal, valid, and binding obligations of such Party, enforceable against such Party in accordance with their terms.

8.02           No Conflict. Such Party does not have any agreement with any third party or other commitment or obligation that materially conflicts with such Party’s obligations under this Agreement. During the Term, such Party will not enter into any agreement, commitment, or obligation that materially conflicts with its obligations under this Agreement.

8.03           Compliance with Law. In performing its obligations under this Agreement, such Party will comply, and shall cause its employees, contractors, and subcontractors to comply, with all applicable laws and regulations.

8.04           Compliance with SK On Security Policies. SK On warrants that its security policies and instructions will not materially hinder or delay the activities contemplated by this Agreement. Solid Power Korea warrants that it shall require Installer and Suppliers who will work at SK On’s Facility to comply with SK On’s security policy and instructions from SK On security personnel. Solid Power Korea understands that failure to comply with SK On security policy may require the replacement of the violating Installer and Suppliers at its cost.

8.05           Health and Safety. Solid Power Korea warrants that it shall establish and maintain an effective health and safety management program that conforms to all applicable laws and any applicable industry standards. Such health and safety management program shall include: (i) adequate health and safety training for all Solid Power Korea, Installer, and Supplier personnel who will work at SK On’s Facility; and (ii) sufficient Personal Protective Equipment for the obligations under this Agreement. SK On shall provide Solid Power Korea with all information necessary for Solid Power Korea, Installer, Suppliers, and their respective personnel to comply with SK On’s health and safety management program while such personnel are working at SK On’s Facility.

8.06           Disclaimer. Except as set forth in Article V, Section 8.01, Section 8.02, Section 8.03, Section 8.04, and Section 8.05 such Party does not make any warranties in connection with this Agreement, whether express, implied, statutory, or otherwise, and such Party specifically disclaims all implied warranties, including those of merchantability, title, noninfringement, and fitness for a particular purpose.

Article IX
CHANGE ORDER PROCESS

9.01         Change Order. Once agreed in writing between the Parties and added as Schedules to this Agreement, changes to the Final Design Specifications, Statement of Work, Contract Price, and Timeline shall be addressed through the following process:

(a)               The Party requesting the change shall submit a written request for the change to the other Party (a “Change Request”).

(b)               If a Change Request would result in a change in cost, schedule, or performance of the SK On Line, Solid Power Korea shall provide a quotation or proposal for the impact of the change. Such quotations shall be submitted along with a Change Request proposed by Solid Power Korea or in response to a Change Request proposed by SK On.

(c)                If both Parties agree to proceed with the change, and agree upon the impact to cost, schedule, and performance of the SK On Line, the Parties shall execute a formal change order in the form attached as Schedule 5 (each, a “Change Order”). Once executed by both Parties, a Change Order shall become part of this Agreement. Solid Power Korea shall not be obligated to proceed with any changes, or incur any costs or delays, for which the Parties have not executed a Change Order.

9.02           Impact of Changes. Solid Power Korea reserves the right to reject any Change Request that, in Solid Power Korea’s sole judgment, is not feasible or may impact the ability of the SK On Line to meet the Final Design Specifications or the Guarantees. Notwithstanding Solid Power Korea’s agreement to any Change Order, Solid Power Korea shall not be responsible for any failure of the SK On Line to meet Final Design Specifications or Guarantees due to a Change Request by SK On, unless Solid Power agrees that the Change Order would not impact the Final Design Specifications or Guarantees, in which case Solid Power’s guarantee will remain effective.

Article X
INDEMNIFICATION; REMEDIES

10.01       Indemnification.

(a)               Each Party will defend, indemnify, and hold harmless the other Party, its Affiliates, and their respective officers, directors, employees, agents, licensors, successors, and assigns, from and against any and all losses or liabilities (including reasonable attorneys’ fees) arising out of or resulting from the indemnifying Party’s breach of this Agreement.

(b)               Further, Solid Power Korea shall indemnify SK On from any claims raised by Installer, Supplier, and their respective employees, contractors, and subcontractors unless SK On has directly caused the basis for the claim, or such claim legally requires SK On to be a defendant.

10.02       Remedies. Notwithstanding anything herein to the contrary, the Parties hereby agree that, in the event any Party violates any provisions of this Agreement, the remedies at law available to the non-breaching Party may be inadequate. In such event, the non-breaching Party shall have the right, in addition to all other rights and remedies it may have, to seek specific performance or other equitable relief (including rights of rescission) at any time to enforce or prevent any breaches by the breaching Party.

10.03       Limitations Period. Any action by SK On against Solid Power Korea under this Agreement must be commenced within one year following SK On’s discovery of the alleged breach or other event giving rise to SK On’s claim. No action for any such claim may be brought thereafter.

Article XI
LIMITATION OF REMEDIES; LIMITATION OF DAMAGES

11.01       Limitation on Remedies. SK On agrees that its sole and exclusive remedy against Solid Power Korea for nonconforming Equipment shall be limited to either repair or replacement of any non-conforming Equipment prior to completion of SAT. This shall not limit the requirements under Section 5.03.

11.02       Limitation of Liability. THE MAXIMUM LIABILITY, IF ANY, OF SOLID POWER KOREA FOR ALL DAMAGES, INCLUDING WITHOUT LIMITATION CONTRACT DAMAGES AND DAMAGES FOR INJURIES TO PERSONS OR PROPERTY, WHETHER ARISING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT, IS LIMITED TO AN AMOUNT NOT TO EXCEED $3,000,000. IN NO EVENT SHALL SOLID POWER KOREA BE LIABLE TO SK ON FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING LOST REVENUES AND PROFITS AND/OR MONETARY REQUESTS RELATING TO RECALL EXPENSES AND REPAIRS TO PROPERTY INCLUDING THIRD PARTY CLAIMS, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT this limitation of damages PROVISIONS SET FORTH IN THIS section shall survive even if the exclusive remedy set forth above is deemed to fail of its essential purpose or otherwise be deemed unenforceable. SOLID POWER KOREA’S liability shall not be limited, and no credit shall be granted against the Liability Limit for: (a) sOLID POWER KOREA’S indemnification obligations under SECTION 10.01(B); (b) any costs incurred by solid power KOREA in meeting the Target schedule; (c) any loss or damage arising out of or connected with the Solid power korea’s gross negligence or willful misconduct; (D) any loss or damage arising from unlawful and criminal acts and intellectual property breaches by solid power KOREA; or, (e) any loss or damage arising from solid power KOREA’s failure of its obligations under section 8.05.

Article XII
Miscellaneous

12.01        Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if made in writing and shall be deemed to be given (a) when personally delivered, (b) upon actual delivery when sent by electronic mail, or (c) on the next Business Day following dispatch when sent by overnight courier service, costs prepaid, to the addresses specified below:

If to Solid Power Korea:

Solid Power Korea Co., Ltd.

c/o Solid Power Operating, Inc.

486 S. Pierce Ave., Suite E

Louisville, CO 80027

Attention: Legal Department

Email: [* * *]

If to SK On:

SK On Co., Ltd.
26 Jongro, Jongro-gu, Seoul 03188
Republic of Korea
Attention: [* * *]
Email: [* * *]

12.02        Force Majeure.

(a)                Force Majeure Events. Neither Party shall be liable to the other for failure to perform its obligations under this Agreement if and to the extent that such failure to perform results from unforeseen causes beyond its reasonable control, including expropriations, requisitions, restraints on trade, or other acts of governmental or civil, military, or naval authorities (whether acting legally or otherwise); Acts of God, flood, storm, fire, explosion, war, riot, terrorism, hostilities, disease, pandemic, interferences of public enemies or belligerents, rebellion, civil strife, or commotions, sabotage, or vandalism; or temporary or permanent injunctions or other orders or judgments of a court of competent jurisdiction (such event, a “Force Majeure Event”). SK On’s obligation to make timely payment in accordance with Article VI may not be reduced or excused under this Section 12.02.

(b)                Force Majeure Notice. The Party unable to perform as a result of a Force Majeure Event shall notify the other Party within five Business Days of the beginning and ending of each such Force Majeure Event.

12.03       Assignment. The rights and obligations of a Party under this Agreement shall not be assigned, including by operation of law or otherwise, by a Party without the prior written consent of the other Party.

12.04       Binding Nature of Agreement; No Third Party Beneficiaries. All the terms and provisions of this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, and personal representatives. It is not the intention of the Parties to confer third party beneficiary rights upon any other third party.

12.05       Entire Agreement. This Agreement, together with the attached Schedules, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

12.06       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea without giving effect to any choice or conflict of law provision or rule (whether of the Republic of Korea or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Republic of Korea.

12.07       Arbitration. All disputes arising out of or in connection with this Agreement shall be submitted to confidential arbitration before the Singapore International Arbitration Centre and shall be finally and confidentially settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with the Rules. The language of the arbitration will be English. The place of the arbitration will be Singapore. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Notwithstanding the foregoing, a Party may institute and sustain an action for equitable relief to prevent an actual or threatened breach of this Agreement, or to stop a continuing breach of this Agreement, in any court having jurisdiction.

12.08       Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.09       Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

12.10       Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

12.11       Rules of Construction. The Parties agree that they have been represented by counsel (or have had the opportunity to retain counsel and knowingly forego such opportunity) during the negotiation, preparation, and execution of this Agreement and therefore waive the application of any law, rule, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

12.12       Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. Any agreement on the part of a Party to the waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

12.13       Public Announcements. Solid Power Korea, Solid Power, Parent, and SK On shall collectively issue a press release announcing the execution of this Agreement and the transactions contemplated hereby. Subsequently, each Party agrees to consult with the other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior consent of the other; provided, however, that if such press release or public statement is required by applicable law, the Party required to make such press release or public statement shall advise the other Party of such obligation and the Parties shall attempt to cause a mutually agreeable press release or public statement to be issued. The foregoing shall not restrict Solid Power Korea, Solid Power, Parent, or SK On from providing any information required by a securities exchange or to comply with its disclosure obligations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rules promulgated by the Securities and Exchange Commission thereunder, or under Korean Securities Exchange Act, Financial Investment Services and Capital Markets Act of Republic of Korea, or the Monopoly Regulation and Fair Trade Act of Republic of Korea, as applicable.

12.14       Counterparts; Electronic Signatures. This Agreement may be executed and delivered by each Party in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, PDF, or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Any such signature page shall be effective as a counterpart signature page hereto without regard to page, document, or version numbers or other identifying information thereon, which are for convenience of reference only. At the request of a Party, the other Party shall re-execute original forms thereof and deliver them to the other Party.

12.15       Export Control Matters.

(a)               As a foreign national (non-U.S. citizen without U.S. permanent resident, refugee, or asylee status), SK On understands that access to the Solid Power Know-How constitutes an export of technical data/software from the United States and is governed by U.S. export control laws, including the Export Administration Regulations (“EAR”). SK On agrees to, and agrees to compel its Affiliates to, comply with the EAR as they pertain to any technical data or software to which SK On or its Affiliates has access. SK On, on behalf of itself and its Affiliates, hereby certifies that, without U.S. government authorization, neither SK On nor its Affiliates shall knowingly disclose, export, or reexport, directly or indirectly, any such technical data/ software, and in particular neither SK On nor its Affiliates will export it without prior U.S. government authorization to any of the following nations or nationals thereof:

Country Group E:1/E:2 (Cuba, Iran, North Korea, Syria) or the Crimea Region, or Country Group D:1 (Armenia, Azerbaijan, Belarus, Burma/Myanmar, Cambodia, China (PRC including Hong Kong), Georgia, Iraq, Kazakhstan, North Korea, Kyrgyzstan, Laos, Libya, Macau, Moldova, Mongolia, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Venezuela, Vietnam, Yemen).

(b)               SK On, on behalf of itself and its Affiliates, agrees to be bound by future modifications of the foregoing list by amendments to the EAR or other U.S. laws and regulations.

(c)                In addition, SK On acknowledges, on behalf of itself and its Affiliates, that certain software SK On or its Affiliates has access to during the Term may contain encryption functionality controlled for Encryption Item (“EI”) purposes by the EAR, which is subject to additional export control restrictions. Neither SK On nor its Affiliates will use such software for any purpose other than internal company use, which includes the development of new software products. Unless notified of the appropriate authorization, neither SK On nor its Affiliates will export, re-export, or transfer such software to any other destination or end-user outside the United States or Canada.

12.16       Parent Company Guarantee. In the event that Solid Power Korea is unable or unwilling to satisfy any of its monetary obligations under this Agreement, Parent agrees to and shall satisfy such monetary obligations on behalf of Solid Power Korea.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

SOLID POWER KOREA:

Solid Power Korea Co., Ltd.

By:	/s/ JAMES LIEBSCHER
Name:	JAMES LIEBSCHER
Title:	Director

SK ON:

SK On Co., Ltd.

By:	/s/ JEONGYEOL AHN
Name:	JEONGYEOL AHN
Title:	VP of Infrastructure Purchasing

PARENT (solely with respect to Section 12.16):

Solid Power, Inc.

By:	/s/ JAMES LIEBSCHER
Name:	JAMES LIEBSCHER
Title:	Chief Legal Officer and Secretary

Signature Page to Line Installation Agreement

Schedule 1

Statement of Work

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Schedule 2

Preliminary Equipment List

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Schedule 3

Final Design Specifications

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Schedule 4

Timeline

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Schedule 5

Form of Change Order

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